Exhibit 99.2

pebblebrook HOTEL TRUST

skamania lodge
the columbia river gorge

Property Information:

Acquisition Price:	$55.75M ($219K per room)
Location:	Stevenson, WA
Acquired:	November 3, 2010
Rooms:	254
Type:	Conference Center and Lodge, Full-Service
Built:	1993
Expanded/Renovated:	2002; 2007-2009

Property Amenities:

- 254 guest rooms, including 11 suites
- Over 22,000 SF of International Association of Conference Centers ("IACC") certified meeting space across 23 rooms, including an estimated 7,000 SF ballroom and approximately 4,000 SF of pre-function space
- Waterleaf Spa and Fitness Center
- Full-service business center
- Three food and beverage outlets: The Cascade Room, River Rock Restaurant and The Greenside Grill
- Heated indoor swimming pool
- Indoor/outdoor whirlpool spas, two tennis courts and a basketball court
- 18-hole, par 70 golf course with driving range and practice area

Historic Performance and Valuation:

Estimated Discount to Replacement Cost:	40%
2009 Occupancy	48%
2009 ADR:	$149
Forward 12-Month Cap Rate (Projected NOI) [1] **:**	7.0% - 7.5%

[1] Based on previously disclosed forecasted net operating income after capital reserves





Market Highlights:

Market Overview:

- High barriers to entry due to strict zoning laws protecting the Columbia River Gorge and National Scenic Area.
- Skamania Lodge is 45 minutes east of Portland, the 28th largest metropolitan area in the U.S. and the 4th largest on the West Coast.
- Portland's metro area population growth has outpaced the national average during the last decade.





Demand Generators:

- The resort has a prime location for a diverse mixture of outdoor activities:
  - *Hiking*
  - *Biking*
  - *Climbing*
  - *Kayaking*
  - *Boating*
  - *Golf*
  - *Whitewater Rafting*
  - *Windsurfing*
  - *Fishing*
  - *Hunting*
  - *Snowmobiling*
  - *Wine Tasting*
- The resort is in close proximity to scenic and recreational attractions:
  - *Columbia River Gorge*
  - *Mount St. Helens*
  - *Bonneville Dam*
  - *Mount Hood National Forest*
  - *Beacon Rock State Park*
  - *Wineries*
  - *Multnomah Falls*
- Strong growing corporate environment
  - The Portland area is home to two Fortune 500 companies, Nike and Precision Castparts Corp.


Portland Market Operating Performance
ADR ($)
RevPAR ($)
Occupancy (%)
2000-2009 ADR CAGR: 1.6%
2000-2009 RevPAR CAGR: 2.3%
$140
$120
$100
$80
$60
$40
75%
70%
65%
60%
55%
50%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Skamania Lodge	★	***254***	***1993***
Preferred Coeur d'Alene Resort	1	338	1986
Resort at the Mountain	2	160	1960
Semiahmoo Resort Golf & Spa	3	198	1987
Heathman Lodge	4	182	1997
Sunriver Resort	5	244	1969
Bonneville Hot Springs Resort	6	78	2002
Suncadia	7	272	2008
Total (excluding Skamania Lodge)		**1,472**	


1
2
3
4
5
6
7
Spokane
Seattle
Tacoma
Washington
Portland
Vancouver
Salem

Investment Highlights:

Strengths

- Accessible and convenient location
- Significant barriers to entry
- Diversity of demand
- Quality meeting facilities
- Healthy recovery in group demand
- Strong initial cash yield

Opportunities

- Positive market outlook
- Limited new supply
- Improved cash flow through asset management
- Current cash flow is down approximately 25% from its peak

This summary information sheet contains certain "forward-looking" statements relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of November 3, 2010. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com